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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): November 20, 2000



                       CHICAGO BRIDGE & IRON COMPANY N.V.
             (Exact name of registrant as specified in its charter)



                                 The Netherlands
                 (State or other jurisdiction of incorporation)



         1-12815                                             N.A.
(Commission File Number)                      (IRS Employer Identification No.)

         Polarisavenue 31
         2132 JH Hoofdorp
         The Netherlands                                     N.A.
(Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: 31-23-568-5660

                                      N.A.
          (Former name or former address, if changed since last report)


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Item 5.   Other Events

          On November 20, 2000, we took a special charge for a non-cash valuation allowance against a net long-term receivable for a suspended project (the Tuban project as described below).

The Tuban Project

     In 1996, we took a contract to supply materials and construct a portion of a $2.3 billion petrochemical project in Tuban, West Java, Indonesia (the "Tuban Project"). The Tuban Project, which is approximately 45% complete, was delayed in 1997 and suspended in 1998 due to the Asian economic crisis and a lack of viable financing. As of September 30, 2000, we were carrying a $28.2 million long-term receivable on our balance sheet related to the Tuban Project, and had approximately $50 million remaining in our backlog for the Tuban Project. On November 20, 2000, we determined that the realizability of this long-term receivable and backlog was no longer probable. Therefore, we will recognize a special charge of $28.2 million ($24.2 million after tax) in the fourth quarter as a full valuation allowance against this net long-term receivable and remove the $50 million for the Tuban Project from our backlog. This decision was based on our current assessment of the status of the Tuban Project, which included the lack of any definitive progress in obtaining needed financing as reported at a November 15, 2000 Tuban Project shareholders review meeting, and the extended period of time that the Tuban Project has been suspended. The Tuban Project is dependent on obtaining new equity partners and additional debt financing for it to restart, and no new partners or financing sources were presented at this meeting. While we continue to believe that the Project is viable, and will ultimately restart, we no longer assess it to be appropriate to carry this $28.2 million asset on our balance sheet or the Tuban Project in our backlog. While this charge will result in a recorded loss for the quarter and year, this non-cash valuation allowance is not expected to have an adverse impact on our ability to finance operations or meet our debt covenants.


          A copy of our press release dated November 27, 2000, is attached as an exhibit hereto.


Item 7.   Financial Statements and Exhibits

          (c)  Exhibits

               (1)  Company Press Release dated November 27, 2000.


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        CHICAGO BRIDGE & IRON COMPANY N.V.



Date:  November 27, 2000                      By:    /s/ Timothy J. Wiggins
                                                 -------------------------------

                                        By:   Chicago Bridge & Iron Company B.V.
                                        Its:  Managing Director
                                              Timothy J. Wiggins
                                              Managing Director